EXHIBIT 10(b)

            INSURANCE PLACEMENT AGREEMENT DATED AS OF
             JUNE 10, 1996 BETWEEN THE TRUST, TIG AND
                   AND TIG REINSURANCE COMPANY


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                  INSURANCE PLACEMENT AGREEMENT

     THIS INSURANCE PLACEMENT AGREEMENT (the "Agreement") is made as of this 10th day of June, 1996, by and between Delta
Agricultural and Industrial Trust, or its assignee or successor in interest (collectively, the "Trust"), TIG Insurance Company
("TIG") and TIG Reinsurance Company ("TIG Re").

                            WITNESSETH

     WHEREAS, the Trust is a self-insured workers' compensation trust and TIG and TIG Re are capital stock insurance companies;
and

     WHEREAS, the Trust desires to refer its workers' compensation clients to TIG, and TIG desires to write such insurance as hereinafter set forth; and

     WHEREAS, TIG Re desires to reinsure the insurance written by TIG and may become a reinsured of a commercial insurance company to be organized by the Trust.

     NOW, THEREFORE, in consideration of the foregoing premises and the covenants, promises, and agreements set forth herein, TIG, TIG Re and the Trust agree as follows:

                            ARTICLE 14

                           DEFINITIONS

         14.1 "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

         14.2 "Effective Date" means 12:01 a.m., Central Standard
              Time, July 1, 1996.

         14.3 "Existing Clients" means Persons covered by workers' compensation policies written by the Trust prior to the Effective Date which shall be offered workers' compensation insurance through TIG after the termination of their policies by the Trust as of the Effective Date.

         14.4 "Person" means any individual, corporation, partnership, joint venture, association, or other form of organization, in each case whether or not having a separate legal identity.

         14.5 "Potential Clients" means those Persons which request or are offered workers' compensation insurance through the Trust or an agent or representative thereof, but not including Existing Clients.

         14.6 "Program" shall mean the marketing and provision of TIG's workers' compensation insurance to Existing
              Clients and Potential Clients in accordance with the terms of this Agreement.

         14.7 "Program Business" shall mean policies of insurance written by TIG covering Program Clients.

         14.8 "Program Clients" means all (i) Existing Clients who are provided with workers' compensation insurance by TIG; (ii) and Potential Clients who are provided with workers' compensation insurance products by TIG under this Agreement.

         14.9 "Reinsurance" shall mean the entering into of a reinsurance relationship between the Trust through a commercial insurance company formed by or on behalf of the Trust and TIG or, at TIG's sole option, TIG Re, such that the Trust, through the commercial insurance company, shall act as a reinsurer of Program
              Business.

         14.10 "Trust" means the Delta Agricultural and Industrial Trust, or its assignee or successor in interest. As used herein, the term "Trust" shall also mean a commercial insurance company formed by or on behalf of the Trust where the use of the term in such context is appropriate.

                            ARTICLE 15

                      PLACEMENT OF INSURANCE

         15.1 Existing Clients. As of the Effective Date, the Trust shall terminate its existing workers' compensation policies as to the Existing Clients, and TIG shall offer to all Existing Clients workers' compensation insurance written by TIG. The parties acknowledge that the Existing Clients are under no obligation to accept workers' compensation insurance coverage from TIG, but TIG is obligated to offer such coverage to all Existing Clients.

         15.2 Potential Clients.  From and after the Effective
              Date, TIG shall make its policies of workers' compensation insurance available to all Potential Clients in accordance with TIG's underwriting criteria for the Program as attached hereto as Exhibit A and any amendments thereto (the "Underwriting Criteria"). TIG may change the Underwriting Criteria by providing notice thereof to the Trust at least sixty (60) days prior to the date the revised Underwriting Criteria are to become effective.

         15.3 Premium Rates. From and after the Effective Date, premium rates charged by TIG to Program Clients shall not exceed those premium rates filed by TIG which were approved by the Commissioner of Insurance of the State of Mississippi on April 11, 1996, to be effective June 1, 1996 (the "Rates"). TIG may change the Rates by providing notice thereof to the Trust at least sixty (60) days prior to the date the revised Rates are to become effective.

         15.4 Renewals. The renewal by TIG of any policy of workers' compensation insurance issued by TIG to a Program Client shall be subject to TIG's Underwriting Criteria for the Program and TIG shall not be obligated to renew any policy of workers' compensation insurance issued to a Program Client by TIG that does not satisfy the Underwriting Criteria.

                            ARTICLE 16

                            LIABILITY

         16.1 Duration. The duties and obligations of TIG hereunder with regard to the Program Business shall begin on the Effective Date.

         16.2 Reciprocal Indemnity.

         (1) TIG shall not be responsible for any act or omission of the Trust occurring prior to the Effective Date with respect to workers' compensation policies issued by the Trust prior to the Effective Date and the Trust agrees to save, defend, indemnify and hold harmless TIG (including payment of reasonable attorney's fees) from any and all suits, claims, hearings, actions, damages of any kind, liability, fines or penalties arising out of any act or omission with regard to such workers' compensation policies.

         (2) The Trust shall not be responsible for any act or omission of TIG occurring on or after the Effective Date with respect to workers' compensation policies issued by TIG on or after the Effective Date and TIG agrees to save, defend, indemnify and hold harmless the Trust (including payment of reasonable attorney's fees) from any and all suits, claims, hearings, actions, damages of any kind, liability, fines or penalties arising out of any act or omission with regard to such workers' compensation policies.

                            ARTICLE 17

                          GENERAL AGENT

         17.1 Appointment and Duties. TIG shall appoint Mississippi Risk Management, Inc. as its general agent (the "GA") to oversee the sales and marketing of the Program on behalf of TIG. The duties of the GA shall be set forth in a separate agreement; provided, however, that such duties shall include the authority of the GA to solicit, underwrite, quote, bind and rate policies of workers' compensation on TIG's behalf in accordance with the Underwriting Criteria. Mississippi Risk Management, Inc. shall continue as the GA so long as it is in compliance with (i) all applicable laws and regulations of the states in which the GA conducts business on behalf of TIG with regard to the Program Business; and (ii) the terms of the agreement to be entered into between TIG and the GA.

         17.2 Approval. The Trust shall have the right to approve in advance the GA as well as any subsequent GA appointed by TIG in substitution for the GA. The Trust shall have the right to review and approve the agreement between the GA and TIG and any amendments or revisions thereto prior to the GA and TIG entering into such agreement and any amendments or revisions thereto.

                            ARTICLE 18

                     REPORTS AND INFORMATION

         18.1 Reports. TIG shall provide to the Trust upon request all reports and information produced by or on behalf of TIG dealing with the Program, including but not limited to reports of third party administrators retained by TIG.

         18.2 Access. Upon ten (10) days prior written notice, the Trust shall at all times have full and free access during business hours at the office of TIG to all books, records and files of TIG relating to Program Business and the transactions covered by this Agreement.

                            ARTICLE 19

                         ADMINISTRATION

         19.1 Administration. From and after the Effective Date, TIG shall have the sole responsibility and expense for all matters relating to the administration of Program Business, including, without limitation, defense, settlement, and payment of all claims
              arising under Program Business.   TIG shall pay all
              state taxes, licenses, fees and assessments which may be or become due in connection with the premiums received by TIG in connection with Program Business and the operations of TIG as an insurer writing workers' compensation insurance.

         19.2 Third Party Claims Administrator

         (1) To assist TIG in the administration of Program Business as set forth in Section 6.1 above, the parties agree that Sedgwick James of Mississippi, Inc. shall be appointed as the third party claims administrator of the Program Business (the "Administrator") on such terms and conditions as TIG and the Administrator shall agree upon, subject to the approval of the Trust. Sedgwick James of Mississippi, Inc. shall continue as the Program Administrator so long as it is in compliance with (i) all applicable laws and regulations of the states in which the Program Administrator conducts operations on behalf of TIG with regard to the Program Business; and (ii) the terms of the agreement to be entered into between TIG and the Program Administrator.

         (2) Payment for all services rendered by the Administrator and those expenses of the Program to be paid by the Administrator shall be made in accordance with the terms of the agreement to be entered into between the Administrator and TIG.


                            ARTICLE 20

                  REPRESENTATIONS AND WARRANTIES

         20.1 Power and Authority. TIG and TIG Re warrant that they are corporations duly organized as capital stock insurance companies, validly existing and in good standing under, respectively, the laws of the States of California and Connecticut with power and authority to conduct the business in which they are engaged, and have complete and unrestricted power to enter into and consummate this Agreement. TIG and TIG Re have full power and authority to enter into this Agreement and carry out the transactions contemplated hereby and all the necessary corporate action has been taken by TIG and TIG Re to authorize the execution and delivery of this Agreement and the performance of the transactions contemplated hereby.

         20.2 Compliance.

         (a) TIG has all licenses, permits and registrations necessary under the laws of State of Mississippi to write workers' compensation and property and casualty insurance and perform the transactions contemplated hereby and is and shall remain in compliance with all federal and state laws, regulations, and policies pertaining to the provision of such insurance and there are no outstanding, pending or threatened orders, writs, injunctions, or decrees of any court, governmental agency, or other tribunal affecting the ability of TIG to enter into this Agreement or provide insurance in accordance with this Agreement or relating to the solvency of TIG.

         (b) TIG Re has all licenses, permits and registrations necessary under the laws of the State of Mississippi to reinsure workers' compensation and property and casualty insurance and perform the transactions contemplated hereby and is and shall remain in compliance with all federal and state laws, regulations, and policies pertaining to the provision of such reinsurance and there are no outstanding, pending or threatened orders, writs, injunctions, or decrees of any court, governmental agency, or other tribunal affecting the ability of TIG Re to enter into this Agreement or provide reinsurance in accordance with this Agreement or relating to the solvency of TIG Re.

                            ARTICLE 21

                               TERM

         21.1 Term. This Agreement shall commence as of the date hereof, and continue until December 31, 1997 (the "Initial Term") and shall be automatically renewed for one year periods thereafter (an "Extension Term") unless either party shall have given the other notice of its intent to terminate this Agreement at least ninety (90) days in advance of the end of the Initial Term or any Extension Term.

         21.2 Automatic Termination. Notwithstanding Section 8.1 hereof, this Agreement shall automatically terminate with no notice required, upon (i) the violation by TIG or TIG Re of their respective representations and warranties set forth herein and TIG or TIG Re fails to cure such violation within ten (10) days of receipt of notice of such violation; or (ii) the insolvency, rehabilitation, bankruptcy, receivership, assignment for the benefit of the creditors or similar action of TIG, TIG Re or any Affiliate thereof or the commencement or filing of any such proceedings by or against TIG, TIG Re or any Affiliate thereof.

         21.3 Termination on Thirty (30) Days Notice.
              Notwithstanding Section 8.1 hereof, this Agreement may be terminated by (i) TIG upon thirty (30) days notice to the Trust in the event TIG determines that due to any referendum, judicial, legislative or regulatory acts, the Program Business is not economically feasible; or (ii) the Trust upon thirty
              (30) days notice to TIG in the event that the Trust determines that revisions to the Rates charged by TIG to Program Clients as set forth in Section 2.3 or revisions to the Underwriting Criteria as set forth in Section 2.2 will result in the Program not being a competitive provider of workers' compensation insurance to Program Clients.

         21.4 Acts Subsequent to Termination. In the event of the termination of this Agreement by TIG or by the Trust pursuant to Section 8.3(ii) above, the Program Business shall be transferred by TIG to the Trust or to the Trust's designee upon the termination of the policies of workers' compensation insurance issued to the Program Clients. The transfer of such business by TIG to the Trust or its designee shall be in accordance with and subject to the laws governing the cancellation and nonrenewal of policies of workers' compensation insurance in the states in which the policies were issued to the Program Clients.





                            ARTICLE 22

                           REINSURANCE

         22.1 Reinsurance. Subject to Section 9.2 hereof, if at any time during or after the term of this Agreement the Trust, through a commercial insurance company formed by the Trust, elects to provide Reinsurance to TIG or, at TIG's sole option, TIG Re, with respect to the Program Business, the parties agree to negotiate in good faith to enter into an agreement for Reinsurance by the Trust through such commercial insurance company which Reinsurance, at the Trust's option, may be up to the limit allowable under applicable law for it to reinsure and up to the limit allowable under applicable law for TIG, or TIG Re, to reinsure.

         22.2 Cooperation.   TIG and TIG Re agree to fully
              cooperate with the Trust in establishing a reinsurance relationship between TIG or, at TIG's sole option, TIG Re and any commercial insurance company organized by the Trust to reinsure the Program Business. As a condition precedent to TIG or TIG Re entering into such reinsurance relationship, the commercial insurance company organized by the Trust must be authorized or accredited to reinsure the Program Business in accordance with the insurance laws and regulations of: (i) the states in which the Program Business is written; and (ii) TIG's or, as the case may be, TIG Re's state of domicile. In the event the commercial insurance company is not so authorized or accredited in any of the states in which the Program Business is written and/or in TIG's or TIG Re's state of domicile, the commercial insurance company shall comply with such requirements and shall provide such security to TIG or TIG Re as may be reasonably necessary in order to permit TIG or TIG Re to take statutory statement credit for the reinsurance provided by the commercial insurance company.

                            ARTICLE 23

                          MISCELLANEOUS

         23.1 Noncompetition.

         (1) During the Term of this Agreement, TIG and its Affiliates shall not, directly or indirectly, provide workers' compensation insurance to Persons in the agricultural sector in Mississippi except in accordance with the terms of this Agreement. The term "agricultural sector" shall mean those Persons whose governing class code of business falls within the class code and classification description in Exhibit B, attached hereto.

         (2) The provisions of paragraph (a), above, shall automatically terminate: (i) upon the termination of this Agreement; or (ii) at the end of the Initial Term or at the end of any subsequent Extension Term in the event the gross written premium with regard to the Program Business is less than $6,000,000 at the end of the Initial Term or at the end of any subsequent Extension Term.

         (3) The provisions of Section 10.1(a) shall not apply to workers compensation insurance provided by TIG or its Affiliates to Persons in the agricultural sector in Mississippi that is produced through Ross & Yerger, Inc. or Sedgwick James of
Atlanta, Inc. During the term of this Agreement, TIG and its Affiliates agree that they will not accept submissions from Ross
& Yerger, Inc. or Sedgwick James of Atlanta, Inc. to provide workers compensation insurance to Persons in the agricultural sector in Mississippi that are Program Clients unless the provisions of paragraph (a), above, automatically terminate pursuant to paragraph (b)(ii), above.

         23.2 Nondisclosure. Except as may be required by law or any governmental agency, during the Term of this Agreement and at all times thereafter, TIG and its Affiliates shall not directly or indirectly reveal, report, publish, disclose or transfer any Confidential Information to any Person or utilize any Confidential Information for TIG's and/or its Affiliates own benefit or for the benefit of any other Person. As used herein, the term "Confidential Information" means documentary information and all information, ideas, analyses and compilations provided in writing to TIG by the Trust during the course of this Agreement regarding the Trust and/or the business of the Trust including customer lists, marketing plans and techniques, products and services, prices, sales, strategic plans and finances. As used herein, the term "Confidential Information" shall not include any information: (i) which is already known to TIG and/or its Affiliates; or (ii) which is independently developed by TIG and/or its Affiliates; or (iii) which is or becomes available to the public through no breach of this Agreement by TIG.

         23.3 Notices. Any notices required or permitted to be given hereunder shall be deemed to be given if delivered by hand or if mailed by certified mail, postage prepaid, return receipt requested or by postal or a commercial express document delivery service which issues an individual delivery or receipt, or by facsimile with reasonable evidence of receipt, to the following addresses:

         If to TIG:              TIG Insurance Company
                  c/o TIG Reinsurance Company
                  300 First Stamford Place
                  Stamford, Connecticut 06902
                  Attn: John Coppinger
                  Facsimile: 203-356-0196

         If to TIG Re:           TIG Reinsurance Company
                  300 First Stamford Place
                  Stamford, Connecticut 06902
                  Attn:  John Coppinger
                  Facsimile:  203-356-0196

         If to Trust:            Delta Agricultural and Industrial Trust
                  P. O. Box 5037
                  Greenville, Mississippi 38704-5037
                  Attn: Harry Vickery
                  Facsimile: 601-378-3366

     23.4 Expenses. All expenses of the preparation of this Agreement shall be borne by the respective parties incurring such expense.

     23.5 Entire Agreement. This Agreement constitutes the entire contract between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether written or oral, of the parties.

     23.6 Governing Law. The validity and construction of this Agreement shall be governed by the laws of the State of Mississippi.

     23.7 Section Headings. The section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

     23.8 Waiver. No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement.

     23.9 Amendments. This Agreement may be amended, but only in writing, signed by the parties hereto.

     23.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall compromise one and the same instrument.

     23.11 Attorneys' Fees. If legal action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees in addition to any other relief granted.

     23.12 Successor and Assigns. TIG may assign this Agreement and its rights hereunder to an Affiliate of equal or better rating by A. M. Best subject to the express written consent of the Trust which consent shall not be unreasonably withheld. TIG and TIG Re hereby acknowledge and agree that they are aware of the Trust's intent to form a commercial insurance company and that the Trust may assign this Agreement and the rights hereunder to such entity without the consent of TIG or TIG Re.

     23.13 Arbitration. In the event of any dispute hereunder, such dispute shall be settled by arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect. Upon the occurrence of a dispute, the parties shall choose a panel of three arbitrators in the following manner: one of the arbitrators shall be appointed by the Trust, the second by TIG and TIG Re and the third is to be selected by those two arbitrators before the beginning of the arbitration. Should one of the parties decline to appoint an arbitrator for a period of thirty (30) days after being requested to do so by the other party, or should the two arbitrators be unable to agree upon the choice of a third, within thirty (30) days after their appointment, the appointment shall be made by the American Arbitration Association. The arbitrators shall decide by a majority of votes and the award of such arbitrators shall be final and may be entered in any court of competent jurisdiction. All costs and expenses of such arbitration, including legal expenses, shall be paid solely by the party against whom the award is directed, or as directed by the arbitrators. The arbitration proceedings shall convene and be held in the City of Dallas, Texas, or such other city mutually agreed upon by the parties.

     WITNESSED WHEREFORE, the parties have duly executed this Agreement as of the day and year first above written.


                              TRUST:

                              DELTA AGRICULTURAL AND INDUSTRIAL
                              TRUST

                              By:/s/ William F. Kennedy


                              TIG:

                              TIG INSURANCE COMPANY


                              By:/s/ J. Chase


                              TIG RE:

                              TIG REINSURANCE COMPANY


                              By:/s/John Coppinger

                            EXHIBIT A

                      Underwriting Criteria

                            EXHIBIT B


CODE            CLASSIFICATION DESCRIPTION

0008            Farm: Gardening - Market or Truck - & Drivers
0016            Farm: Orchard & Drivers
0034            Farm: Poultry or Egg Producer & Drivers
0036            Farm: Dairy & Drivers
0037            Farm: Field Crops & Drivers
0042            Landscape Gardening & Drivers
0050            Farm Machinery Operation - by Contractor &
                Drivers
0079            Farm: Berry or Vineyard & Drivers
0083            Farm: Cattle or Livestock Raising NOC & Drivers
0106            Tree Pruning, Spraying, Repairing, Trimming or
                Fumigating
0169            Farm: Sheep Raising & Drivers
0170            Farm: Animal Raising & Drivers
0401            Cotton Gin Operation & Local Managers
6217            Excavation & Drivers
7409            Aircraft or Helicopter Operation - Aerial
                Application, Seeding, Herding
8029            Vegetable Packing & Drivers
8279            Stable or Breeding Farm & Drivers